PRUDENTIAL GOVERNMENT SECURITIES TRUST
Short-Intermediate Term Series


                                    EXHIBIT
                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION

      n
P(1+T)  = ERV

P = hypothetical initial payment of $1,000.

T = average annual total return.

n = number of years

ERV = ending redeemable value.

--------------------------------------------------------------------------------

            ONE YEAR ENDED     FIVE YEARS ENDED     TEN YEARS ENDED
              NOVEMBER 30,       NOVEMBER 30,         NOVEMBER 30,
                 1997               1997                 1997
            --------------     ----------------     ---------------
               Class A             Class A              Class A
            --------------     ----------------     ---------------
P    =         $1,000              $1,000               $1,000

ERV  =         $1,070              $1,056               $1,073

n    =            1.0                 5.0                 10.0

T    =          6.99%               5.63%                7.32%


                       SINCE INCEPTION
                      NOVEMBER 30, 1997
            --------------     ----------------
                Class A             Class Z
            --------------     ----------------
P    =         $1,000              $1,000

ERV  =         $1,084              $1,057

n    =           17.2                 0.9

T    =          8.42%               5.70%

                          GOVERNMENT SECURITIES TRUST
                          ---------------------------
                         MONEY MARKET SERIES - CLASS A
                         -----------------------------

                          ANNUALIZED YIELD CALCULATION
                          ----------------------------


DATE             SHARES           DIVIDEND RATE          DIVIDEND
----             ------           -------------          --------
24-Nov-97      1.000000000   X    0.000134546      =    0.000134546
25-Nov-97      1.000134546   X    0.000134095      =    0.000134113
26-Nov-97      1.000268659   X    0.000270202      =    0.000270275
28-Nov-97      1.000538934   X    0.000404871      =    0.000405089


               1.000944023


               CURRENT YIELD
               -------------
               0.000944023   X    365/7            =    0.049224048
                                                        ===========

                                                   ~          4.92%
                                                              =====


           ANNUALIZED YIELD
           ----------------
                FORMULA
                -------

 =(1+0.000944023/7)^365-1    =    0.05045219       =          5.05%
                                  ==========                  =====

                          GOVERNMENT SECURITIES TRUST
                          ---------------------------
                         MONEY MARKET SERIES - CLASS Z
                         -----------------------------

                          ANNUALIZED YIELD CALCULATION
                          ----------------------------


DATE             SHARES           DIVIDEND RATE          DIVIDEND
----             ------           -------------          --------
24-Nov-97      1.000000000   X    0.000137960      =    0.000137960
25-Nov-97      1.000137960   X    0.000137568      =    0.000137587
26-Nov-97      1.000275547   X    0.000277028      =    0.000277104
28-Nov-97      1.000552651   X    0.000415269      =    0.000415498


               1.000968150
               ===========


           CURRENT YIELD
           -------------
                0.00096815   X    365/7            =    0.050482097
                                                        ===========

                                                   ~          5.05%
                                                              =====


           ANNUALIZED YIELD
           ----------------
                FORMULA
                -------

 =(1+0.000968150/7)^365-1    =    0.05177546       =          5.18%
                                  ==========                  =====

                          GOVERNMENT SECURITIES TRUST
                          ---------------------------
                       MONEY MARKET SERIES - CLASS A and Z
                       -----------------------------------

                     AVERAGE ANNUAL TOTAL RETURN CALCULATION
                     ---------------------------------------

                CLASS A             CLASS Z
            --------------     ----------------
P    =         $1,000              $1,000

n    =            1.0                 1.0

ERV  =          1,049               1,050

T    =          4.87%               5.03%